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                                                                   Exhibit 10.13

                          SPRINTNETSM AND SPRINTMAILSM
                   INTERNATIONAL VALUE ADDED SERVICES ("IVAS")
                          DISTRIBUTOR AGREEMENT No 2662




      This AGREEMENT made this _________ day of _________, 1995 between SPRINT NETWORKS, a Russian-American Joint Stock Company, (hereinafter "SPRINT"), duly organized and existing under the laws of the Russian Federation, and having its principal office at 7 Tverskaya ulitsa 103375 Moscow Russian Federation, and Corbina Telecommunications and More (hereinafter "DISTRIBUTOR"), duly organized and existing under the laws of Russian Federation, and having its principal office at Ryazansky Prospect 30115, Moscow; collectively, the "Parties", and individually "Party".

      WHEREAS, SPRINT has developed worldwide data communications network services called SprintNetSM, SprintMailsm and, providing the quality of the used channels is appropriate, Global SprintFaxSM, hereinafter referred to as "International Value Added services" or IVAS";

      WHEREAS, DISTRIBUTOR desires to act as an authorized reseller of IVAS in the Territory as defined below;

      NOW, Therefore, in consideration of the mutual agreements and understandings herein contained, the parties hereto agree as follows:

1.    DEFINITIONS

            "Customer" - The third party organization which contracts with DISTRIBUTOR for the provision of IVAS Services;

            "Collection Rate" - The price established independently by DISTRIBUTOR for charging its own customers for provision of IVAS Services;

            "Tariff Rate" - The retail rate established by SPRINT for the sale of IVAS Services to customers.

            "Discounted Tariff" - The rate established for each IVAS Service by the Parties upon which the Settlement Rate is based;

            "Territory" - For the purposes of this Agreement, Territory is defined as the geographical region as recognized at the effective date to be the territory of Moscow.
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2.    NON-EXCLUSIVE DISTRIBUTOR ARRANGEMENT

      A. Appointment and Acceptance - SPRINT hereby appoints DISTRIBUTOR upon the terms and conditions herein set forth, as a non-Exclusive Distributor of SPRINT for the purchase and resale of IVAS Services in the Territory. The specific IVAS Services which DISTRIBUTOR may resell are set forth in Exhibit "A". The description of IVAS services is given in EXHIBIT C to this Agreement. DISTRIBUTOR hereby accepts such appointment and agrees to act as a Distributor of Services as defined herein.

      B. Marketing Coordination - SPRINT will coordinate any and all marketing efforts that it may perform in the Territory with DISTRIBUTOR. This coordination shall consist at a minimum of the following:

            (i) If the customer has a contract with SPRINT for the provision of IVAS Services, the DISTRIBUTOR will not market these Services to the customer;

            (ii) If the Customer has a contract with DISTRIBUTOR for the provision of IVAS Services, then SPRINT will not market these Services to the Customer;

            (iii) Operational issues such as account management for prospective customers will be coordinated by mutual agreement of the Parties, such that both Parties will not market to the same prospective customer, except by mutual agreement.

      C. Non-Exclusivity - Nothing in this Agreement shall preclude or limit SPRINT from appointing other Distributors of Services in the Territory. SPRINT shall make its best efforts to ensure the coordination of different Distributors of Services and DISTRIBUTOR shall make its best efforts to ensure coordinated activity with other Distributors of Services.

3.    TERM OF THE AGREEMENT/EFFECTIVE DATE

      3.1   Term and Termination

      This Agreement shall take effect from the date stated hereinabove and shall remain in effect unless terminated by one or the other Party or both Parties. This Agreement may be terminated upon six (6) months' written notice by either Party to the other Party.


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      3.2   Commitments upon Termination

      Upon termination of this Agreement, SPRINT will continue to provide IVAS Services to DISTRIBUTOR in support of any outstanding DISTRIBUTOR contractual commitments to its customers, for up to one (1) year after termination. DISTRIBUTOR will continue to pay for these IVAS Services during that period.

4.    PRICES/PRODUCTS

      The rates for IVAS Services provided by SPRINT to DISTRIBUTOR shall be as set forth in the schedule attached hereto as Exhibit "B" and made a part hereof. The Discounted Tariff Rate shall be the rate paid by DISTRIBUTOR to SPRINT for purchase of the Services. Collection Rates are the responsibility of DISTRIBUTOR. Discounted Tariff Rates for IVAS Services may be modified from time to time by SPRINT upon ninety (90) days prior written notice to DISTRIBUTOR. In addition to these rates, SPRINT may set a fixed monthly charge for DISTRIBUTOR.

5.    DISTRIBUTOR RESPONSIBILITIES

      DISTRIBUTOR shall be solely responsible for all risks and expenses incurred in connection with its actions in the resale and service of the IVAS Services or any other acts required of DISTRIBUTOR pursuant to this Agreement. DISTRIBUTOR shall independently contract for itself for the purposes of resale of the IVAS Services and act in all respects on its own account. DISTRIBUTOR shall indemnify SPRINT for any claims arising from DISTRIBUTOR's/DISTRIBUTOR's Customer's use of IVAS Services.

6.    TAXES AND TERMS OF PAYMENT

      6.1 Taxes - The prices quoted herein are net and do not include amounts arising from any tariff, duty, levy, tax or withholding, including but not limited to Value Added Tax, sales, property, ad valorem and use taxes, or any tax in lieu thereof, which may in the future be imposed by any government or governmental agency with respect to the IVAS Services to DISTRIBUTOR or its Customers with respect to this Agreement.

      6.2 Terms of Payment - (1) DISTRIBUTOR shall be invoiced monthly for the IVAS Services ordered by DISTRIBUTOR, except that fixed monthly charges shall be invoiced in advance. All the payments shall be effected by DISTRIBUTOR in US Dollars to SPRINT'S account indicated in the invoice within thirty (30) calendar days from the date of receipt by DISTRIBUTOR of


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      SPRINT's invoice. In case the payable amount is not received to SPRINT's account within forty-five (45) calendar days from the date of SPRINT's invoice, DISTRIBUTOR shall pay to SPRINT a penalty of 1.5% of the delayed payment for each month after the said 45 calendar days.

      In case the payable amount is not received to SPRINT's account within sixty (60) calendar days from the date of receipt by DISTRIBUTOR of SPRINT's invoice, SPRINT shall have the right to immediately and by prior notice to DISTRIBUTOR suspend or terminate this Agreement and it does not release DISTRIBUTOR from payment of the said penalty.

      DISTRIBUTOR shall compensate SPRINT for any losses or damage arising from DISTRIBUTOR's breach of its obligations under this Agreement, including reasonable expenses for attorney fees incurred in enforcing this Agreement. The penalty procedure shall be enforced in case the outstanding amount exceeds $ 500.

      (2) For such products as PC SprintMailsm software package, modems, smart boxes, etc. to be supplied by SPRINT to DISTRIBUTOR for its Customers, the payments shall be effected by DISTRIBUTOR to SPRINT's account as per SPRINT's invoice and SPRINT shall start supplying the product/equipment only upon the payments is received to this account.

      (3) While making payments DISTRIBUTOR shall indicate No. of this Agreement and No. of SPRINT's invoice to identify the payment received.

      (4) Bank charges for payment of invoices shall be at the expense of DISTRIBUTOR.

7.    SPECIFICATIONS OF IVAS SERVICES

            IVAS Services will be delivered in accordance with SPRINT's specifications, which may be modified or changed without notice, provided that said change or modification does not substantially alter the functioning or performance of the IVAS Services that would cause any Customer impact.

8.    DISTRIBUTOR'S UNDERTAKINGS

      A. Market Development - DISTRIBUTOR shall diligently and faithfully exert its best efforts to develop the market and promote the sale of IVAS Services within the Territory. DISTRIBUTOR shall conduct promotional programs, including advertising of IVAS, to develop the market for the IVAS


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      Services within the Territory. The cost of such market development and promotion of the IVAS Service and within the Territory shall be borne in full by DISTRIBUTOR, except for such costs, if any, as SPRINT shall agree in writing to bear in each case.

      B. Service Facilities - DISTRIBUTOR shall maintain facilities at its own expense to render complete service to Customers, including Customer service and Customer training.

      C. Market Feedback - DISTRIBUTOR shall provide to SPRINT, for the purpose of effectively managing its system resources and addressing present and future Customer requirements, at no expense to SPRINT, quarterly Customer account review information ("REPORTS") to include, but not necessarily be limited to, the following:

            (i)   Six (6) months' forecast of network Customers;

            (ii)  Summary of service-related problems and status thereof;

            (iii) Information pertaining to specific IVAS Service and Product applications developed or in use;

            (iv)  Competitive activity.

      These reports should be sent to the address indicated in Article 16.I, of this Agreement.

      D. Administrative IVAS Services - DISTRIBUTOR shall follow the order administration process defined by SPRINT and shall utilize the associated support tools.

      E. Extra-Territory Sales - DISTRIBUTOR shall refrain from seeking customers for IVAS Services, and from establishing and maintaining any branch or distribution depot for the purpose of selling IVAS Services outside the Territory, unless DISTRIBUTOR has the prior written consent of SPRINT.

      F. License of Improvement, etc. - DISTRIBUTOR agrees that, during the term of this Agreement, it will provide SPRINT with a nonexclusive royalty-free license or right to use any improvements, inventions or modifications developed by DISTRIBUTOR, its employees or agents pertaining to the IVAS Services subject to reasonable compensation to DISTRIBUTOR.


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      G. Customer Support/Customer Training - DISTRIBUTOR shall maintain a staff specifically to ensure subscribers full understanding of the use of the IVAS Services supplied. This support will include Customer training and timely response to customer questions.

9.    UNDERTAKINGS BY SPRINT

      A. Sales and Product Literature - SPRINT agrees to provide DISTRIBUTOR with a reasonable amount of copies of current English and Russian version sales and promotional literature, and Customer Documentation at no charge.

      B. Training - SPRINT shall provide, at the expense of DISTRIBUTOR, training for DISTRIBUTOR's personnel with respect to operation, sale, service, and administration of the IVAS Services.

      C. SPRINT shall also make available, on DISTRIBUTOR's request, training for DISTRIBUTOR's customers in the operation and use of the IVAS Services, but at the expense of DISTRIBUTOR. Cost of such training will be one hundred U.S. Dollars per person.

      D. Advertising and Promotion - SPRINT reserves the right to review for approval in advance of publication all advertising, promotional, and training materials used or distributed by DISTRIBUTOR which relate to the IVAS Services. SPRINT shall conduct said review without undue delay. Except as may be required by law, neither Party shall without the other Party's prior written consent make any news release or public announcement concerning the subject matter of this Agreement.

      E. Patent Indemnity - If promptly notified in writing of any action brought against DISTRIBUTOR based on a claim that the IVAS Services or their usage by DISTRIBUTOR infringes an applicable Russian patent or copyright, SPRINT shall defend any such action at its expense and shall pay any and all fees, costs or damages that may be awarded in such action, or settlement thereof, provided DISTRIBUTOR gives SPRINT full information and assistance necessary to defend and/or settle. SPRINT may, at its sole option, negotiate a settlement or compromise thereof. In the event that a final injunction is obtained against DISTRIBUTOR prohibiting usage of the IVAS Services purchased hereunder or any part thereof by reason of infringement of an applicable patent or copyright, SPRINT shall, at its option, either: (i) at its expense, procure for DISTRIBUTOR the right to continue using the IVAS Services or replace or modify IVAS Services so that they are non-infringing; or (ii) direct DISTRIBUTOR to discontinue sale of the IVAS


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      Services. In the latter event this Agreement shall be terminated immediately. DISTRIBUTOR agrees to include this paragraph in all contracts with its Customers.

      F. Customer Contracts - DISTRIBUTOR shall, prior to the commencement of marketing IVAS Services, provide its form of Customer contract to SPRINT for review and approval. SPRINT's review shall be limited to ascertaining whether the proprietary and legal interests of SPRINT are adequately protected in such contract.

      G. Billing Statistics - SPRINT shall provide DISTRIBUTOR with concise and correct billing statistics and supporting information required for DISTRIBUTOR to produce invoices for its customers.

      H. Exchange of Client Lists - SPRINT shall provide to DISTRIBUTOR and DISTRIBUTOR shall provide to SPRINT, at the end of each month or at the request of the other party a list of current customers. This list is to be used only to avoid duplication of marketing efforts and is to be considered proprietary information by both parties. Any disclosure of this information without the prior written consent of the other party to the disclosing party will be held to be a breach of Section 13 of this contract.

      I. Administration Mailbox - SPRINT will provide to DISTRIBUTOR one user-identifier, "Mailbox", on the SovMail system for purpose of interconnection between SPRINT and DISTRIBUTOR for the purpose of executing the present Agreement.

10.   TRADE NAME AND TRADEMARK

      A. License of Trademarks for IVAS

      IVAS Services - Contemporaneously with the execution of this Reseller Agreement, SPRINT and DISTRIBUTOR shall enter into a trademark license agreement permitting DISTRIBUTOR to use the trademarks owned by DISTRIBUTOR or its parent in connection with the IVAS.

      B. Identification of IVAS Services

      DISTRIBUTOR in advertising, contracting or dealing with third parties, shall not refer to IVAS Services by any other trade name, trademark or service-mark except as approved by SPRINT.


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      C. Use of IVAS after Termination

      Upon termination of this Agreement, DISTRIBUTOR shall discontinue all such uses and any representations which make it appear that DISTRIBUTOR is still handling the IVAS Services, except as provided in Article 3.2 of this Agreement.

      D. Survival of Obligations

      The obligations undertaken by DISTRIBUTOR pursuant to this Article 10 shall survive termination of this Agreement, and in the event of such termination DISTRIBUTOR agrees not to register or use any trademarks, trade names, or service-marks which are the same as or confusingly similar to the trademark licenses pursuant to this Article 10.

11.   MISCELLANEOUS UNDERTAKINGS

      A. Downtime - There shall be no credits for "downtime" of IVAS Services whether due to failure of communications, power outages, force majeure, or failure of SPRINT's hardware or software up to 24 hours. For "downtime" more than 24 hours, SPRINT will credit DISTRIBUTOR 1/30th of the monthly fixed charges for each additional 24-hours period or part thereof, where these fixed charges exclude failure of, or charges for, access lines. DISTRIBUTOR shall notify SPRINT, in writing of any outages and provide supporting documentation if requested by SPRINT.

      B. DISTRIBUTOR Supplied Software and Hardware - SPRINT shall not be liable for any act or omission of any other entity furnishing equipment or software to DISTRIBUTOR or to DISTRIBUTOR's Customers, nor shall SPRINT be liable for any damages or losses due to the fault or negligence of DISTRIBUTOR or a Customer in conjunction with the IVAS Services.

      C. Modifications - SPRINT shall not be liable to DISTRIBUTOR or to DISTRIBUTOR's Customers if changes in any of SPRINT's facilities, operations, procedures, or services: (i) render obsolete any equipment or software provided by DISTRIBUTOR or Customer in conjunction with its use of the IVAS Services; (ii) require modification or alteration of such equipment or software; or (iii) otherwise affect its performance.

      D. Customer Information Security - DISTRIBUTOR assumes sole responsibility for the selection and use of any code or passwords as may be permitted or required by the IVAS Services. SPRINT's obligation for file


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      security shall be limited to the provision of password or similar access inhibition.

12.   RESTRICTIONS ON USE

      The resale of IVAS Services is furnished subject to the condition that there will be no abuse or fraudulent use thereof. Abuse and fraudulent use of IVAS Services includes, but is not limited to:

      A. Obtaining or attempting to obtain IVAS Services by rearranging, tampering or making connection with any facilities of SPRINT, or by any scheme, false representation or false credit device, or by or through any other fraudulent means or devices whatsoever, with intent to avoid payment, in whole or in part, of the regular charges for IVAS Services.

      B. Attempting to, or actually obtaining, accessing, altering, or destroying the data files, programs, procedures and/or information of another SPRINT customer or by rearranging, tampering with or making connection with any facilities of SPRINT or by any scheme, false representation or through any other fraudulent representation means or devices whatsoever.

      C. Distribution of unsolicited advertisements, brochures, sales catalogues or any other material which might be construed as sale or promotional materials in quantity to Customers or to monitored bulletin boards outside of DISTRIBUTOR's accounts.

      D. Assisting another to perform the acts prohibited in A, B, and C. above.

      E. Using IVAS Services in such a manner as to interfere unreasonably with the use of IVAS Services by one or more other customers.

      F. Using information deemed to be, at SPRINT's sole discretion, obscene, salacious, or prurient.

      Any attempt to misuse IVAS Services must be stopped immediately by DISTRIBUTOR. Failure to do so within ten (10) days of written notice by SPRINT shall be deemed a material breach of this Agreement and notwithstanding any provision herein to the contrary, shall immediately entitle SPRINT to any and all of SPRINT's remedies hereunder including termination, and any remedies as may exist at law or in equity.

      The obligations of this Article 12 shall survive termination of this Agreement.


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13.   PROPRIETARY INFORMATION/CONFIDENTIALITY

      During the performance of this Agreement, the Parties may become privy to each other's proprietary or confidential information. Each Party agrees that it shall maintain in confidence proprietary and confidential information disclosed by the other Party and that such information shall not be disclosed to any third parties (except third parties who may be performing maintenance services on the hardware or software used in conjunction with providing IVAS Services) unless such information:

      A. Was in the public domain or available to a third party without restriction to keep it confidential at or prior to the time the receiving Party disclosed it to the third party; or

      B. Had been independently developed or known to the receiving party at the time of disclosure to the third party; or

      C. Was know to the third party at the time of disclosure; or

      D. Was disclosed inadvertently to a third party despite the exercise of the same measure of care as the receiving Party; or

      E. Must be disclosed to an independent common carrier or regulatory body as a necessary incident of furnishing public data communications switching service; or

      F. Is disclosed to the third party after three (3) years from the date of this Agreement; or

      G. Is received in good faith by one party, or a third party without any obligations to keep it confidential; or

      H. As may be necessary or required by law or by any governmental agency.

      With respect to E and H above, disclosures shall be made only after ten
      (10) days prior written notice by the Party that received the information to the Party that provided the information indicating its intent to disclose. Each Party shall obtain a written undertaking from any third party to which it proposes to disclose such information in substantially the form of this Article and shall obtain the providing Party's prior written consent before making the disclosure.


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14.   WARRANTY AND LIMITATION OF LIABILITY

      A. WARRANTY - SPRINT MAKES NO WARRANTY EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. IT IS INTENDED BY THE PARTIES THAT THIS SECTION SHALL APPLY TO DISTRIBUTOR OR ANY OF DISTRIBUTOR'S SUBSCRIBERS, CUSTOMERS, OR USERS.

      B. Limitation of Liability - SPRINT's and DISTRIBUTOR's liability for actual, proven damages for any cause whatsoever, and regardless of the form of action, whether in contract or in tort or otherwise, including negligence, shall be limited to an amount equivalent to the charges payable by DISTRIBUTOR under this Agreement for the Service and during the period when such damages shall occur but not more than U.S. $10,000 in the aggregate. In no event shall SPRINT or DISTRIBUTOR be liable for any special or consequential damages arising from the use, misuse, unavailability, error or omission of the IVAS Services or from any other cause whatsoever.

15.   TERMINATION

      A. Termination Upon Default - Either Party may terminate this Agreement in the event of a default by the other Party, provided that the non-defaulting Party so advises the defaulting Party in writing of the event of alleged default and the defaulting Party does not remedy the alleged default within thirty (30) days after written notice thereof. Default is defined to include:

            (i) Either Party's insolvency or initiation of bankruptcy or receivership proceedings by or against the party;

            (ii) Either Party's material breach of any of the other terms or conditions hereof including the failure to make any payment when due; or

            (iii) The execution by DISTRIBUTOR of a Deed of Trust or Assignment for the benefit of creditors or any other transfer or assignment of a similar nature (it being understood that the execution of any third party financing agreement(s) shall not constitute an event of default hereunder).


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      B. Assignment of contracts/Payments Upon Termination

            (i) Termination regardless of cause or nature (including non-renewal of this Agreement) shall be without prejudice to any other rights or remedies of either Party and without liability to the other Party (except as provided in this Agreement) for any loss or damage occasioned thereby, and each Party shall remain responsible for its obligations existing immediately prior to termination.

            (ii) Upon termination of this Agreement, DISTRIBUTOR shall promptly assign to SPRINT or to SPRINT's designee, all of SPRINT's customer contracts relating to the provision of the IVAS Services. Upon such assignment, SPRINT agrees to continue to provide the IVAS Services to the Customer under SPRINT's standard terms and conditions for the provision of the IVAS Services "Assigned Contracts".

            (iii) DISTRIBUTOR agrees that upon termination it will turn over to
                  SPRINT its current prospect list. The prospect list shall include the name of the prospect and the contact name.

      C. Survival of Obligations - Termination of this Agreement for any cause shall not release either Party hereto from any liability which at the time of termination has already accrued to the other Party hereto or which thereafter may accrue in respect to any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination; provided, however, that SPRINT may, without liability, cancel any previously accepted orders if this Agreement is terminated pursuant to Paragraph A hereof.

            16.   MISCELLANEOUS

      A. Applicable Law - The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the Russian Federation.

      B. Effects of Headings - Except for headings appearing in Article 1 hereof, headings to articles and paragraphs of this Agreement are intended only to facilitate reference, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

      C. Modification, Etc. of Agreement - No addition or modification of this Agreement shall be effective or binding on either of the Parties hereto unless


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      reduced to writing and executed by the respective duly authorized representatives of each of the Parties hereto.

      D. Hold Harmless - Except as expressly provided otherwise herein or as required by applicable law, DISTRIBUTOR and SPRINT covenant and represent that each will hold the other harmless for and against all suits, claims, liabilities, damages, and expenses (including legal expenses) of any kind or character, including injury to person or damage to property and infringement of property rights, alleged, charged, or otherwise asserted by third persons, arising out of or in connection with the other Party's acts in performance of this Agreement, including but not limited to the resale of the IVAS Services, DISTRIBUTOR's dealings with its Customers, or any representation or action made by DISTRIBUTOR in its marketing of IVAS Services or performance of any obligations under this Agreement.

      E. Assignment - DISTRIBUTOR may not assign its rights or obligations under this Agreement, in whole or in part, without the prior written consent of SPRINT.

      F. Non-Waiver - The waiver, express or implied, by either Party hereto of any rights hereunder or of any failure to perform or breach hereof by the other Party hereto shall not constitute or be deemed a waiver of any other right hereunder or any other failure to perform or breach hereof by the other party hereto, whether of a similar or dissimilar nature.

      G. DISTRIBUTOR as Independent Contractor - DISTRIBUTOR is an independent contractor and is not authorized to act as a representative or commercial agent for or legal representative of SPRINT, and DISTRIBUTOR shall not have authority to assume or create any obligation on behalf of, in the name of, or binding upon, SPRINT, nor to represent SPRINT as a reseller in any manner not specifically provided for herein, and all sales by DISTRIBUTOR shall be in its own name and for its own account.

      H. Entire Agreement - This Agreement, together with any agreements or other documents to which it may be made part, and all Exhibits annexed hereto, constitutes the entire agreement between the parties, and supersedes any prior agreement, written or oral, including the terms of any negotiations in connection with or relating to this agreement. No agent, employee, or representative of either party has any authority to bind such party to any affirmation, representation, or warranty, and unless such is specifically


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      included within this written Agreement, it shall not be enforceable by the other Party hereto.

      No statement, made prior to or after the date hereof, whether by representatives of SPRINT or DISTRIBUTOR nor any documentation, information, advice, consultation or otherwise, including representation by salespersons, sales engineers, technical personnel, or other employees or agents, shall be deemed to supplement, alter, waive, or modify the terms contained herein.

      I. Notices - Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered airmail, postage prepaid, addressed as follows:

                        If to SPRINT:
                        Sprint Networks
                        No. 7 Tverskaya Ulitsa, Entrance No. 7
                        103375 Moscow, Russia

                        Attention:  General Director
                        Telephone:  (7-095) 201-6890
                        Facsimile:  (7-095) 923-2344

                        If to DISTRIBUTOR:

                        Attention:  Mark Seidenfeld
                        Telephone:  371-54-88
                        Fax:              371-92-05

      Either Party hereto may change its address by a notice given to the other Party hereto in the manner set forth above. Notices given as herein provided shall be considered to have been received ten (10) days after the mailing thereof.

      J. Severability - Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the Parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid.


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      K. Confidential Treatment - The contents and substance of this Agreement shall in no event be disclosed by DISTRIBUTOR to third parties except by consent of the parties hereto or as may otherwise be required by law.

      L. Remedies - Upon the occurrence of an Event of Default, SPRINT shall be entitled to retain all payments made prior thereto, and SPRINT at its option may, by thirty (30) days written notice to DISTRIBUTOR terminate this Agreement without prejudice to any other remedies of SPRINT at law or otherwise.

      M. Force Majeure - neither SPRINT nor DISTRIBUTOR shall not be responsible for any delay or failure in performance or other duties hereunder (whether material or not) due to any occurrence commonly known as force majeure, including, without limitation, acts of God, any governmental body (de jure or de facto) or public enemy, riots, embargoes, strikes, or other concerted acts of workmen (whether of the Parties or others), casualties or accidents, deliveries or transportation and shortage of cars, trucks, fuel, power, labor, or materials, or any other causes, circumstances, or contingencies, whether of a similar or dissimilar nature to the foregoing, beyond the parties' control, which prevent or hinder the transmission of IVAS Services or performance by either party or any of its obligations hereunder.

      SPRINT shall give DISTRIBUTOR, and DISTRIBUTOR shall give SPRINT, notice in the event of any one or more of the foregoing occurrences. Upon such notice, the notifying Party may cancel or delay performance hereunder for so long as such performance is delayed by such occurrence or occurrences and in such event the notifying Party shall have no liability to the other party or its Customers.

            17.   ARBITRATION

      Any dispute of claim arising out of this Agreement or the breach thereof shall be settled by arbitration in accordance with the Arbitration Rules of the International Chamber of Commerce then in effect, and judgment upon the award may be entered in Moscow, the Russian Federation. Neither Party shall appeal such award to any court or regulatory agency. Unless otherwise agreed, venue for arbitration shall be in Helsinki, Finland. Such arbitration shall be conducted on a cost-sharing basis with each Party sharing equally the costs associated therewith.


Distributor Agreement                                                         15

18.   COSTS

      Except as otherwise provided herein, each Party shall bear its own costs associated with its performance hereunder.


      THIS AGREEMENT ALONG WITH ALL EXHIBITS HERETO CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL. NO WAIVER, ALTERATION OR MODIFICATION OF ANY OF THE PROVISIONS HEREOF SHALL BE BINDING UNLESS MADE IN WRITING BY AND SIGNED BY A DULY AUTHORIZED OFFICER OF THE PARTIES.

      IN WITNESS WHEREOF, the Parties have hereunto set their hands and caused their corporate seals to be affixed hereto.


SPRINT                              DISTRIBUTOR


_________________________           __________________________________
Signature                           Signature


_________________________           __________________________________
Printed Name                        Printed Name


_________________________           __________________________________
Title                               Title


_________________________           __________________________________
Date                                Date


Distributor Agreement                                                         16